CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Jeremy's  Microbatch  Ice  Creams,  Inc.
Philadelphia,  Pennsylvania


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 3, 2000 relating to the consolidated financial statements of Jeremy's Microbatch Ice Creams, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.


                              /s/  BDO  Seidman,  LLP
                              -----------------------------------
                              BDO  Seidman,  LLP



Philadelphia,  PA
August  2,  2000


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